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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant   /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

     / /  Preliminary Proxy Statement
     / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     /X/  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          IRI INTERNATIONAL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):

     /X/ No fee required.
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set for the amount on which the filing fee is calculated and state how it was determined):

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

     / / Fee paid previously with proxy materials.

     / / Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount previously paid:

         2) Form, Schedule or Registration Statement no.:

         3) Filing party:

         4) Date filed:


-------------------------------------------------------------------------------

                         IRI INTERNATIONAL CORPORATION
                                 1000 LOUISIANA
                                   SUITE 5900
                              HOUSTON, TEXAS 77002

                                          May 29, 1998

Dear IRI Stockholder:

     You are cordially invited to attend an Annual Meeting of Stockholders of IRI International Corporation, a Delaware corporation ("IRI" or the "Company"), to be held at 1000 Louisiana, Suite 5900, Houston, Texas 77002, on June 25, 1998, at 10:00 a.m., local time (including any adjournment or postponement thereof, the "Annual Meeting"). At the Annual Meeting, you will be asked to consider and to vote upon proposals with respect to (i) the election of 15 directors to the IRI Board of Directors to hold office until their successors are duly elected and qualified; (ii) the ratification of appointment of KPMG Peat Marwick LLP as the Company's independent auditors for its fiscal year ending December 31, 1998, and (iii) any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     YOUR BOARD OF DIRECTORS BELIEVES THAT THE ABOVE MENTIONED PROPOSALS ARE IN THE BEST INTERESTS OF IRI AND ITS STOCKHOLDERS, AND RECOMMENDS THAT YOU VOTE FOR APPROVAL OF EACH OF THEM.

     YOUR VOTE IS VERY IMPORTANT. The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote is required to constitute a quorum for the transaction of business. We hope you will find it convenient to attend the Annual Meeting in person. Whether or not you plan to attend, please complete, date, sign and mail promptly the enclosed proxy in the return envelope provided. If you attend the Annual Meeting you may revoke your proxy and vote your shares in person, if you so desire.

                                          Sincerely,

                                                    /s/ HUSHANG ANSARY
                                          --------------------------------------
                                                      Hushang Ansary
                                                  Chairman of the Board
                                               and Chief Executive Officer

                         IRI INTERNATIONAL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1998

To the Stockholders of
IRI International Corporation:

     NOTICE IS HEREBY GIVEN THAT an Annual Meeting of Stockholders of IRI International Corporation, a Delaware corporation ("IRI" or the "Company"), will be held at 1000 Louisiana, Suite 5900, Houston, Texas 77002, on June 25, 1998, at 10:00 a.m., local time (the "Annual Meeting"), for the following purposes:

          (1) To consider and vote on the election of 15 directors to the IRI Board of Directors to hold office until their successors are duly elected and qualified.

          (2) To consider and vote on the ratification of appointment of KPMG Peat Marwick LLP as IRI's independent auditors for its fiscal year ending December 31, 1998.

          (3) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on May 27, 1998 as the record date for holders of Common Stock of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Stockholders who execute proxies solicited by the Board of Directors of IRI retain the right to revoke them at any time prior to the meeting; unless so revoked, the shares of Common Stock of the Company represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder's proxy, the proxy will be voted in favor of the approval of the foregoing proposals. The proxy is solicited by and on behalf of the Board of Directors of IRI.

     In the event that there are not sufficient votes to approve the proposals, it is expected that the Annual Meeting will be postponed or adjourned in order to permit further solicitation of proxies by the Company.

     Further information regarding the Annual Meeting and each of the proposals is set forth in the attached Proxy Statement and the attachments thereto. Please read them carefully.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, WE ASK THAT YOU PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

     THE BOARD OF DIRECTORS OF IRI RECOMMENDS THAT IRI STOCKHOLDERS VOTE TO APPROVE THE ABOVEMENTIONED PROPOSALS.

                                          By Order of the Board of Directors

                                                 /s/ ABDALLAH A. ANDRAWOS
                                          --------------------------------------
                                                   Abdallah A. Andrawos
                                                        Secretary

May 29, 1998
1000 Louisiana
Suite 5900
Houston, Texas 77002

                         IRI INTERNATIONAL CORPORATION
                1000 LOUISIANA, SUITE 5900, HOUSTON, TEXAS 77002

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON JUNE 25, 1998

SOLICITATION OF PROXY

     The accompanying proxy is solicited on behalf of the Board of Directors of IRI International Corporation, a Delaware corporation ("IRI" or the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at 1000 Louisiana, Suite 5900, Houston, Texas 77002 on June 25, 1998 at 10:00 a.m., and at any adjournment or adjournments thereof (the "Annual Meeting"). In addition to solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or facsimile by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of Common Stock held of record and it will reimburse such persons for forwarding such material at the rates suggested by the New York Stock Exchange ("NYSE"). The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement and accompanying form of proxy on or about May 29, 1998.

     Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the Annual Meeting and withdrawing the proxy.

PURPOSE OF MEETING

     As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Annual Meeting are as follows:

          1. To elect 15 directors to hold office until their successors are duly elected and qualified;

          2. To ratify the appointment of KPMG Peat Marwick LLP as IRI's independent auditors for its fiscal year ending December 31, 1998; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

VOTING AT MEETING

     The voting securities of the Company consist solely of common stock, par value $0.01 per share ("Common Stock").

     The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 27, 1998 (the "Record Date"), at which time the Company had issued and outstanding and entitled to vote at the Annual Meeting 39,900,000 shares of Common Stock. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their names on the Record Date.

     Stockholders representing a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat must be present or represented by proxy to constitute a quorum for the Annual Meeting.

     Neither abstentions nor broker non-votes are counted as votes cast on any matter to which they relate. All shares represented in person or by proxy, including abstentions and broker non-votes, are considered in determining whether a quorum has been reached on a particular matter. A broker non-vote will occur when a broker who holds shares in nominee form, or "street name," for a customer does not have the authority under the rules of the NYSE to cast a vote on a particular matter because the matter is deemed by the NYSE to be non-discretionary and the broker's customer has not furnished voting instructions.

     The election of directors will require the affirmative vote of a plurality of the Common Stock present or represented by proxy at the Annual Meeting and voting thereon. Cumulative voting for directors is not authorized. The ratification of the appointment of KPMG Peat Marwick LLP as IRI's independent auditors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the Annual Meeting and voting thereon.

SUBMISSION OF PROPOSALS BY STOCKHOLDERS

     In order to be eligible for inclusion in the Company's proxy statement and form of proxy for the 1999 Annual Meeting of Stockholders, any proposal of a stockholder must be received by the Company at its principal executive offices in Houston, Texas by February 25, 1999.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of May 27, 1998 by (i) each person that owns beneficially more than 5% of the Common Stock, (ii) each director and Named Executive Officer (as defined) and (iii) all directors and executive officers of the Company as a group. For purposes of the table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date on which such person has the right to acquire such shares within 60 days after such given date.

                                                                                   PERCENTAGE
                                                                 NUMBER OF         OF SHARES
              DIRECTORS AND EXECUTIVE OFFICERS                SHARES OWNED(1)       OWNED(1)
              --------------------------------                ---------------      ----------
Hushang Ansary..............................................    24,434,333(2)(3)      59.3%
Daniel G. Moriarty..........................................        38,834(3)            *
Abdallah A. Andrawos........................................        20,000(4)            *
Nina Ansary.................................................     3,016,667(3)          7.3%
Frank C. Carlucci...........................................     1,096,667(3)          2.7%
Dr. Philip David............................................     1,366,667(3)          3.3%
Munawar H. Hidayatallah.....................................        62,500(3)            *
Richard D. Higginbotham.....................................        20,334(3)            *
John D. Macomber............................................        16,667(4)            *
Edward L. Palmer............................................        20,667(3)            *
Stephen J. Solarz...........................................        16,667(4)            *
Gary W. Stratulate..........................................        51,666(3)            *
Arthur C. Teichgraeber......................................        51,289(3)            *
Alexander B. Trowbridge.....................................        16,667(4)            *
J. Robinson West............................................        16,667(4)            *
All directors and executive officers as a group (15
  persons)..................................................    30,246,292(2)(3)      73.4%
CERTAIN OTHER HOLDERS
Nader Ansary................................................     3,000,000             7.3%
The Ansary Family Trust.....................................     2,850,000(2)          6.9%

---------------
 *  Less than 1%.

(1) Assumes exercise of vested options.

(2) Mr. Ansary, The Ansary Family Trust, a trust controlled by Mr. Ansary for the benefit, inter alia, of members of his immediate family, and a private charitable foundation controlled by Mr. Ansary directly own in the aggregate 17,751,000 shares of Common Stock. Includes 6,016,667 shares of Common Stock owned by Nina Ansary and Nader Ansary (Mr. Ansary's daughter and son), of which Mr. Ansary disclaims beneficial ownership.

(3) Including options to purchase shares of Common Stock granted pursuant to the Incentive Plan (as defined).

(4) Consisting of options to purchase shares of Common Stock granted pursuant to the Incentive Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), during its most recent fiscal year and Form 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, the Company believes that during such fiscal year no director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated the following 15 persons to be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been duly elected and qualified:
Hushang Ansary, Daniel G. Moriarty, Abdallah A. Andrawos, Nina Ansary, Frank C. Carlucci, Dr. Philip David, Munawar H. Hidayatallah, Richard D. Higginbotham, John D. Macomber, Edward L. Palmer, Stephen J. Solarz, Gary W. Stratulate, Arthur C. Teichgraeber, Alexander B. Trowbridge and J. Robinson West. All such persons are presently directors of the Company and are nominees for re-election.

     Information regarding persons nominated for election as directors at the Annual Meeting is set forth below. A plurality of all votes cast at the Annual Meeting or any adjournment or postponement thereof is required to elect each of the nominees as directors.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED BELOW. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD.

     It is presently anticipated that at the first meeting of the Board of Directors following the Annual Meeting, Mr. Ansary will be re-elected Chairman of the Board (in addition to being the Company's Chief Executive Officer).

     The directors and executive officers of the Company, and their ages and positions with the Company as of the date of May 27, 1998, are as follows:

               NAME                 AGE                       POSITION
               ----                 ---                       --------
Hushang Ansary....................  70    Chairman of the Board and Chief Executive Officer
Daniel G. Moriarty................  64    Vice-Chairman of the Board
Abdallah A. Andrawos..............  41    Director and Secretary
Nina Ansary.......................  31    Director
Frank C. Carlucci.................  67    Director
Dr. Philip David..................  66    Director
Munawar H. Hidayatallah...........  54    Director, Executive Vice President and Chief
                                          Financial Officer
Richard D. Higginbotham...........  60    Director, President and Chief Operating
                                          Officer -- Bowen Tools Division
John D. Macomber..................  69    Director
Edward L. Palmer..................  80    Director
Stephen J. Solarz.................  57    Director
Gary W. Stratulate................  41    Director, President and Chief Operating
                                          Officer -- IRI Division
Arthur C. Teichgraeber............  42    Director, President and Chief Operating
                                          Officer -- Cardwell International Ltd.
Alexander B. Trowbridge...........  68    Director
J. Robinson West..................  51    Director

     Except as described under "-- Compensation Plans and Arrangements," all executive officers of the Company serve at the pleasure of the Board of Directors. Directors are elected at the Company's annual meeting of stockholders and serve for a one-year term or until their successors are elected and qualified or until their earlier resignation or removal in accordance with the Company's Restated Certificate of Incorporation and the Company's Amended and Restated Bylaws (the "Company Bylaws").

     HUSHANG ANSARY is an international entrepreneur, investor and industrialist. He has served as Chairman of the Board of the Company since September 1994 and was elected to the additional position of Chief Executive Officer of the Company in March 1997. He has served as Chairman of SunResorts, Ltd. N.V., a resort company, since 1986 and of Parman Capital Investments Ltd., a private investment company, since 1982.

     DANIEL G. MORIARTY has been a director of the Company since 1994 and served as Chief Executive Officer of the Company from 1994 to April 1997, when he was elected Vice-Chairman of the Board. He served as President of Cooper Manufacturing, a rig manufacturing division of Allied Production Corp., from 1992 to 1994 and of Smith Energy Services, an oil field services division of Allied Production Corp., from 1987 to 1992. From 1982 to 1987, Mr. Moriarty served as the President and Chief Executive Officer of Leamco Services, Inc. From 1960 to 1982, Mr. Moriarty held various positions with Halliburton Company, rising from engineer to Vice President of the Central Region.

     ABDALLAH A. ANDRAWOS has been Secretary of the Company since 1994 and a director of the Company since April 1997. Since 1989 Mr. Andrawos has served as Secretary and Chief Financial Officer of SunResorts, Ltd. N.V.

     NINA ANSARY has served as a director of the Company since April 1997. Ms. Ansary has been a Vice President of Parman Capital Investments Ltd., a private investment company, since 1994. Prior to 1994 Ms. Ansary was a student. Ms. Ansary is the daughter of Hushang Ansary and holds a masters degree in political science from Columbia University.

     FRANK C. CARLUCCI has been a director of the Company since 1994. Since 1993, Mr. Carlucci has served as Chairman and partner of The Carlyle Group, a Washington, D.C. based merchant bank and from

1989 to 1993 served as Vice-Chairman and partner. Mr. Carlucci serves on the following corporate boards: BDM International, Mass Mutual Life Insurance Company, General Dynamics Corporation, Kaman Corporation, Neurogen Corporation, Northern Telecom Ltd., Quaker Oats Company, SunResorts, Ltd. N.V., Texas Biotechnology Corporation, Pharmacia & Upjohn Inc., Ashland Inc. and Westinghouse Electric Corporation. He is also a Trustee of the Rand Corporation.

     DR. PHILIP DAVID has been a director of the Company since 1994. Dr. David was a consultant to Fairchild Corporation from January 1988 to June 1993 and was a Professor of Urban Studies and Planning at the Massachusetts Institute of Technology from 1971 until June 1987. Dr. David is a director of Fairchild Corporation.

     MUNAWAR H. HIDAYATALLAH has been a director and Executive Vice
President -- Corporate Development of the Company since 1994 and the Company's Chief Financial Officer since April 1997. From 1982 to 1994, Mr. Hidayatallah served as President and Chief Executive Officer of Crescott Inc., a holding company with interests in financial services, food processing and franchising, and from 1992 to 1994 he served as President and Chief Executive Officer of its subsidiary, Beverly Hills Securities Company.

     RICHARD D. HIGGINBOTHAM has been a director of the Company and President and Chief Operating Officer of the Bowen Tools Division of the Company since April 1997. Prior to its acquisition by Company, Mr. Higginbotham served as President of Bowen Tools, Inc. since 1988 and from 1982 to 1988 served as Bowen's Senior Vice President of Marketing.

     JOHN D. MACOMBER has been a director of the Company since 1994. Mr. Macomber has been a principal of JDM Investment Group, a private investment company, since 1992. From 1988 to 1992, he was Chairman and President of the Export-Import Bank of the United States, from 1973 to 1986 he was Chairman of the Board and Chief Executive Officer of Celanese Corp. and from 1954 to 1973 he was a managing partner of McKinsey & Co. He is also a director of Bristol-Myers Squibb Company, The Brown Group, Lehman Brothers Holdings Inc., Pilkington Ltd., Textron Inc. and Xerox Corporation. He is also a director and Vice-Chairman of The Atlantic Council of the United States and a director of the French American Foundation and the National Executive Services Corp. Mr. Macomber is a trustee of The Folger Library and a member of the Council on Foreign Relations and the Bretton Woods Committee. Mr. Macomber is Chairman of the Council for Excellence in Government and a trustee of the Carnegie Institute of Washington.

     EDWARD L. PALMER has been a director of the Company since June 1997. Mr. Palmer has been President of the Mill Neck Group Inc., a management consulting firm, since 1982, and prior thereto he served as Chairman of the Executive Committee and a director of Citicorp and Citibank, N.A. He is also a director of Devon Group Inc., Holmes Protection Group Inc. and SunResorts, Ltd. N.V.

     STEPHEN J. SOLARZ has been a director of the Company since 1994. Mr. Solarz has been President of Solarz Associates, an international consulting firm, since 1993. From 1975 to 1993, he was a member of the U.S. House of Representatives, where he served on the Foreign Affairs, the Merchant Marine and Fisheries, the Intelligence and the Joint Economic Committees. He is also a director of Samsonite Corp., Culligan Water Technologies Inc., Geophone Company, L.L.C. and First Philippine Fund Inc.

     GARY W. STRATULATE has been a director of the Company and President and Chief Operating Officer of its IRI Operations since April 1997. From December 1994 to April 1997, he served as the Executive Vice President of the International Division of the Company. From June 1991 to May 1994, Mr. Stratulate was the Chief Operating Officer of Dreco Energy Services Ltd., a manufacturer of oilfield equipment.

     ARTHUR C. TEICHGRAEBER has been a director of the Company and President and Chief Operating Officer of the Company's wholly-owned subsidiary, Cardwell International, Ltd., since April 1997. Prior to its acquisition by the Company, Mr. Teichgraeber held various positions at Cardwell, rising from sales engineer to President.

     ALEXANDER B. TROWBRIDGE has been a director of the Company since 1994. Since 1990, Mr. Trowbridge has been the President of Trowbridge Partners, Inc., a management consulting firm. He was President of the National Association of Manufacturers from 1980 through 1989. He is also a director of The

Gillette Company, New England Life Insurance Company, E.M. Warburg-Pincus Counsellors Fund, Rouse Company, Sun Company, Harris Corporation, Waste Management Inc., ICOS Corporation and SunResorts, Ltd. N.V. He is a charter trustee of Phillips Academy, Andover.

     J. ROBINSON WEST has been a director of the Company since 1994. Mr. West is Chairman of The Petroleum Finance Company, Ltd., a petroleum industry consulting firm, and served as its President from 1984 to 1996.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The management of the Company is under the direction of the Board of Directors. The Board of Directors held four meetings during the Company's fiscal year ended December 31, 1997. Each director attended at least 75% of the meetings of the Board of Directors held while he or she was a director, and each director appointed to serve on one or more committees of the Board of Directors attended 100% of the meetings of such committee or committees held while he or she was a member thereof.

     The following are the standing committees of the Board of Directors:

     Executive Committee. The Executive Committee consists of Messrs. Ansary, Carlucci, Solarz and Moriarty, with Mr. Ansary serving as Chairman. The Executive Committee has full power and authority to exercise all the powers of the IRI Board in the management of the business except the power to fill vacancies on the IRI Board and the power to amend the Company Bylaws and except as provided by law.

     Audit Committee. The Audit Committee consists of Mr. Macomber and Dr. David, with Mr. Macomber serving as Chairman. The Audit Committee has responsibility for, among other things, (i) recommending the selection of the Company's independent accountants, (ii) reviewing and approving the scope of the independent accountants' audit activity and extent of non-audit services, (iii) reviewing with management and the independent accountants the adequacy of the Company's basic accounting systems and the effectiveness of the Company's internal audit plan and activities, (iv) reviewing with management and the independent accountants the Company's financial statements and exercising general oversight of the Company's financial reporting process, (v) reviewing the Company's litigation and other legal matters that may affect the Company's financial condition and (vi) monitoring compliance with the Company's business ethics and other policies.

     Compensation Committee. The Compensation Committee consists of Dr. David and Mr. West, with Dr. David serving as Chairman. The Compensation Committee has responsibility for (i) reviewing and approving the recommendations of the Chief Executive Officer as to appropriate compensation of the Company's principal executive officers, (ii) examining periodically the general compensation structure of the Company and (iii) supervising the welfare, pension and compensation plans of the Company.

     The Board of Directors does not have a nominating committee or any committee which performs the functions of such a committee.

       RATIFICATION OF APPOINTMENT OF THE COMPANY'S INDEPENDENT AUDITORS

     The Company is submitting for approval by its stockholders the Board's selection of KPMG Peat Marwick LLP ("KPMG") as independent auditors to examine the consolidated financial statements of IRI for the fiscal year ending December 31, 1998. The Audit Committee concurs in this recommendation. KPMG has served as IRI's independent auditors since September 20, 1994.

     If the stockholders do not approve the selection of KPMG to serve as its independent auditors, the Directors will, under authority of the IRI Bylaws, appoint other auditors.

     Representatives of KPMG will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the Company's stockholders.

     The approval of the ratification of the appointment of KPMG as IRI's independent auditors for 1998 requires the vote of a majority of Company's stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF KPMG AS IRI'S INDEPENDENT AUDITORS FOR ITS FISCAL YEAR ENDING DECEMBER 31, 1998.

                                 OTHER BUSINESS

     The Board of Directors does not know of any business to be presented for consideration at the Annual Meeting or any adjournment or postponement thereof other than as stated in the Notice of Annual Meeting. The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock would be required with respect to any such other matter that is properly presented and brought to a stockholder vote.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     Directors who are not also officers or employees of the Company are paid annual fees equal to $30,000 plus $1,000 for each Board of Directors meeting (but not committee meeting) attended. Prior to the Company's initial public offering in November 1997, Mr. Ansary, Mr. Moriarty and Mr. Hidayatallah were each paid $17,000 and $39,000 in directors' fees for 1997 and 1996, respectively, and Mr. Higginbotham, Mr. Stratulate and Mr. Teichgraeber were each paid $8,500 in directors' fees for 1997. None of the aforementioned directors received any directors' fees subsequent to November 1997.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the compensation paid by the Company to Hushang Ansary, Chairman and Chief Executive Officer, and each of the five other most highly compensated executive officers of the Company for the 12 months ended December 31, 1997 (collectively, the "Named Executive Officers"):

                         SUMMARY COMPENSATION TABLE(1)

                                                       ANNUAL COMPENSATION
                                              -------------------------------------
                                                                     OTHER ANNUAL      ALL OTHER
     NAME AND PRINCIPAL POSITION       YEAR    SALARY     BONUS     COMPENSATION(2)   COMPENSATION
     ---------------------------       ----   --------   --------   ---------------   ------------
Hushang Ansary.......................  1997         --         --       $17,000               --
  Chairman and Chief Executive
     Officer                           1996         --         --        39,000               --
Daniel G. Moriarty...................  1997   $202,516   $ 25,000       $17,000               --
  Vice-Chairman of the Board           1996    145,254    106,504        39,000               --
Munawar H. Hidayatallah..............  1997   $316,088   $100,000       $17,000               --
  Executive Vice President and         1996    186,750    121,324        39,000               --
  Chief Financial Officer
Richard D. Higginbotham..............  1997   $224,559   $ 25,000       $ 8,500               --
  President and Chief Operating        1996    135,000     60,000            --               --
  Officer of Bowen Tools Division
Gary W. Stratulate...................  1997   $246,087   $125,000       $ 8,500               --
  President and Chief Operating        1996    186,750    137,500            --               --
  Officer of IRI Division
Arthur C. Teichgraeber...............  1997   $207,564   $ 50,000       $ 8,500               --
  President and Chief Operating        1996    102,870         --            --         $498,110(3)
  Officer of Cardwell

---------------
(1) Under rules promulgated by the Securities and Exchange Commission (the "Commission"), since the Company has not been a reporting company during the three immediately preceding fiscal years, only the information with respect to the two most recently completed fiscal years is required to be presented in the Summary Compensation Table.

(2) Consists of directors' fees received by the Named Executive Officers prior to the Company's initial public offering in November 1997.

(3) Consists of license fees paid by Cardwell to Mr. Teichgraeber and to certain entities directly or indirectly owned by Mr. Teichgraeber.

     Shown below is further information with respect to grants of stock options during 1997 to the Named Executive Officers:

                             OPTION GRANTS IN 1997

                                                                                              POTENTIAL REALIZABLE VALUE
                                            % OF TOTAL                                        AT ASSUMED ANNUAL RATES OF
                                             OPTIONS                                           STOCK PRICE APPRECIATION
                                            GRANTED TO      EXERCISE                                FOR OPTION TERM
                                OPTIONS    EMPLOYEES IN   PRICE OR BASE                       ---------------------------
            NAME                GRANTED      1997(1)       PRICE(2)(3)     EXPIRATION DATE         5%            10%
            ----               ---------   ------------   -------------   -----------------   ------------   ------------
Hushang Ansary...............  1,000,000      56.40%         $18.00       November 13, 2007   $11,320,103    $28,687,364
Daniel G. Moriarty...........     50,000       2.82           18.00       November 13, 2007       566,005      1,434,368
Munawar H. Hidayatallah......     45,000       2.54           18.00       November 13, 2007       509,405      1,290,931
Richard D. Higginbotham......     35,000       1.97           18.00       November 13, 2007       396,204      1,004,058
Gary W. Stratulate...........     40,000       2.26           18.00       November 13, 2007       452,804      1,147,495
Arthur C. Teichgraeber.......     35,000       1.97           18.00       November 13, 2007       396,204      1,004,058

---------------
(1) Calculated assuming grants to employees, other than Named Executive Officers, of options to purchase an aggregate of 568,000 shares of Common Stock.

(2) As described below, the exercise price as to one-third of the shares covered by the options is the offering price of $18.00 for the Common Stock pursuant to the Company's initial public offering (the "IPO Price"), the exercise price as to the second one-third of the shares covered by the options is the greater of the IPO Price and the fair market value per share on November 13, 1998, and the exercise price as to the final one-third of the shares covered by the options is the greater of the IPO Price and the fair market value per share on November 13, 1999.

(3) Market price has been assumed to equal the IPO Price.

     The following table sets forth information regarding the value of the stock options granted on October 14, 1997 to the Named Executive Officers (no other options were granted to and no options were exercised by any of the Named Executive Officers in 1997):

                       OPTION VALUES AT DECEMBER 31, 1997

                                                    NUMBER OF
                                              SECURITIES UNDERLYING      VALUE OF UNEXERCISED
                                              UNEXERCISED OPTIONS AT    IN-THE-MONEY OPTIONS AT
                    NAME                          DEC. 31, 1997            DEC. 31, 1997(1)
                    ----                      ----------------------    -----------------------
Hushang Ansary..............................        1,000,000                     $0
Daniel G. Moriarty..........................           50,000                      0
Munawar H. Hidayatallah.....................           45,000                      0
Richard D. Higginbotham.....................           35,000                      0
Gary W. Stratulate..........................           40,000                      0
Arthur C. Teichgraeber......................           35,000                      0

---------------
(1) Market price has been assumed to be equal to the IPO Price.

STOCK OPTIONS

     Pursuant to the Incentive Plan (described below under "-- Compensation Plans and Arrangements -- The Incentive Plan"), the Company has granted to its directors and certain of its officers and employees an aggregate of 3,866,000 options to purchase shares of Common Stock. Such options and the terms thereof are described in the following paragraphs.

     On June 17, 1997, the Company granted options to purchase 20,000 shares of Common Stock to each of the directors not employed by the Company (the "Outside Directors"). The options were granted pursuant to the Incentive Plan and are not intended to qualify as "incentive stock options" (as described below under "-- Compensation Plans and Arrangements -- The Incentive Plan -- Options"). The options have an exercise price per share equal to the IPO Price per share and generally have a five-year term. The options are exercisable (i) cumulatively to the extent of one-half of the shares on November 13, 1997 and (ii) cumulatively to the extent of one-quarter of the shares after each of November 13, 1998 and 1999 for so long as the Outside Director remains in continuous service with the Company. In addition, the options become immediately exercisable upon an Outside Director's death or disability.

     On October 14, 1997, the Compensation Committee granted certain stock options to the Named Executive Officers as described in the preceding tables and the following discussion.

     All of the stock options granted to the Named Executive Officers in 1997 were granted pursuant to the Incentive Plan. The stock options have a ten-year term and are not intended to qualify as "incentive stock options" (as described below under "-- Compensation Plans and Arrangements -- The Incentive Plan -- Options"). The stock options granted to each Named Executive Officer are exercisable cumulatively to the extent of one-third of the shares of Common Stock covered thereby on November 13, 1997 ("Tranche A Shares"), one-third of the shares of Common Stock covered thereby on November 13, 1998 ("Tranche B Shares"), and one-third of the shares of Common Stock covered thereby on November 13, 1999 ("Tranche C Shares"), for so long as the Named Executive Officer remains in continuous employment with the Company or one of its affiliates. In addition, the options become immediately exercisable upon the Named Executive Officer's death or disability. Once exercisable, the options have the following exercise prices: Tranche A Shares -- the IPO Price; Tranche B Shares -- the greater of the IPO Price and the fair market value per share on November 13, 1998; Tranche C Shares -- the greater of the IPO Price and the fair market value per share on November 13, 1999.

     On October 14, 1997, the Compensation Committee granted a total of 258,000 stock options to designated senior employees (the "Designated Senior Employees"). All of the stock options granted to the designated senior employees were granted pursuant to the Incentive Plan. The stock options have a ten-year term and are not intended to qualify as "incentive stock options" (as described below under "-- Compensation Plans and Arrangements -- The Incentive
Plan -- Options"). The stock options granted to each designated senior employee have the same terms and conditions as the stock option granted to the Named Executive Officers described above.

     On October 14, 1997, the Compensation Committee granted a total of 310,000 stock options to employees of the Company having at least five years of service with the Company or its predecessors (the "Five-Year Employees" and, together with the Named Executive Officers, the Outside Directors and the Designated Senior Employees, the "Grantees"). The number of stock options granted to each such employee is 500, and such options are exercisable cumulatively to the extent of 100 shares of Common Stock on November 13, 1997 ("Tranche 1 Shares"), 100 shares of Common Stock on November 13, 1998 ("Tranche 2 Shares"), 100 shares of Common Stock on November 13, 1999 ("Tranche 3 Shares"), 100 shares of Common Stock on November 13, 2000 ("Tranche 4 Shares") and 100 shares of Common Stock on November 13, 2001 ("Tranche 5 Shares"), for so long as such employee remains in continuous employment with the Company or one of its affiliates. In addition, the options become immediately exercisable upon such employee's death or disability. Once exercisable, the options have the following exercise prices:
Tranche 1 Shares -- the IPO Price; Tranche 2 Shares -- the greater of the IPO Price and the fair market value per share on November 13, 1998; Tranche 3
Shares -- the greater of the IPO Price and the fair market value per share on November 13, 1999; Tranche 4 Shares -- the greater of the IPO Price and the fair market value per share on November 13, 2000; and Tranche 5 Shares -- the greater of the IPO Price and the fair market value per share on November 13, 2001.

     See "Report of the Compensation Committee on Executive Compensation" for information with respect to stock options granted during 1998.

COMPENSATION PLANS AND ARRANGEMENTS

  Compensation of Named Executive Officers -- In General

     The compensation of the Named Executive Officers is approved by the Compensation Committee upon the recommendation of the Chief Executive Officer and, in the case of Mr. Teichgraeber, in accordance with his employment agreement with Cardwell

  The Incentive Plan

     On June 17, 1997, the Company adopted an equity incentive plan (the "Incentive Plan") to attract and retain qualified officers, directors and other key employees of, and consultants to, the Company.

     Shares Available Under the Incentive Plan. Subject to adjustment as provided in the Incentive Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the Incentive Plan will not exceed 4,000,000, which may be shares of original issuance or treasury shares or a combination thereof. As of March 17, 1998, the Board of Directors ratified the decision of the Compensation Committee to increase the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the Incentive Plan to 8,000,000 shares. Officers, directors and other key employees of and consultants to the Company ("Participants") may be selected by the Compensation Committee to receive benefits under the Incentive Plan.

     Options. The Compensation Committee may authorize the grant of rights that entitle the optionee to purchase Common Stock ("Option Rights") at a price equal to or greater or less than market value on the date of grant. Subject to adjustment as provided in the Incentive Plan, no participant will be granted Option Rights, in the aggregate, for more than 3,000,000 shares during any three consecutive calendar years. The Compensation Committee may provide that the option price is payable at the time of exercise (i) in cash, (ii) by the transfer to the Company of nonforfeitable, unrestricted shares of Common Stock,
(iii) with any other legal consideration the Compensation Committee may deem appropriate, or (iv) by any combination of the foregoing methods of payment. A grant may provide for deferred payment of the option price from the proceeds of sale through a broker on the date of exercise of some or all of the shares of Common Stock to which the exercise relates if there is then a public market for the Common Stock. A grant may provide for automatic grant of reload option rights upon the exercise of Option Rights, including reload option rights, for shares of Common Stock or any other noncash consideration authorized under the Incentive Plan, except that the term of any reload option right may not extend beyond the term of the Option Right originally exercised. The Compensation Committee has the authority to specify at the time Option Rights are granted that shares of Common Stock will not be accepted in payment of the option price until they have been owned by the optionee for a specified period; however, the Incentive Plan does not require any such holding period and would permit immediate sequential exchanges of shares of Common Stock at the time of exercise of Option Rights.

     Option Rights granted under the Incentive Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of
Section 422 of the Code, or Option Rights that are not intended to so qualify. Any grant may provide for the payment of dividend equivalents to the optionee on a current, deferred or contingent basis or may provide that dividend equivalents be credited against the option price.

     No Option Right may be exercised more than ten years from the date of grant. Each grant must specify the period of continuous employment with, or continuous engagement of consulting services by, the Company that is necessary before the Option Rights will become exercisable and may provide for the earlier exercise of the Option Rights in the event of a change of control of the Company or other similar transaction or event. Successive grants may be made to the same optionee regardless of whether Option Rights previously granted to him or her remain unexercised.

     Transferability. No Option Right is transferable by a participant except by will or the laws of descent and distribution. Option Rights may not be exercised during a participant's lifetime except by the participant or, in the event of the participant's incapacity, by the participant's guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision. Notwithstanding the foregoing, the Compensation Committee, in its sole discretion, may provide for the transferability of particular awards under the Incentive Plan.

     The Compensation Committee may specify at the date of grant that all or any part of shares of Common Stock that is to be issued or transferred by the Company upon the exercise of Option Rights shall be subject to further restrictions on transfer.

     Adjustments. The maximum number of shares that may be issued or transferred under the Incentive Plan, the number of shares covered by outstanding Option Rights and the option prices or base prices per share applicable thereto are subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spinoffs, reorganizations, liquidations, issuances of rights or warrants and similar transactions or events. In the event of any such transaction or event, the Compensation Committee may in its discretion provide in substitution for any or all outstanding awards under the Incentive Plan such alternative consideration as it may in good faith determine to be equitable in the circumstances and may require the surrender of all awards so replaced. The Compensation Committee may also, as it determines to be appropriate in order to reflect any such transaction or event, make or provide for such adjustments in the number of shares that may be issued or transferred and covered by outstanding awards granted under the Incentive Plan and the number of shares permitted to be covered by awards granted under the plan to any one participant during any calendar year.

     Administration and Amendments. The Incentive Plan will be administered by the Compensation Committee of the Board (such committee is referred to in this description of the Incentive Plan as the "Committee"). The Committee must consist of not less than two members who are "non-employee directors" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. In connection with its administration of the Incentive Plan, the Committee is authorized to interpret the Incentive Plan and related agreements and other documents. The Committee may make grants to participants under any or a combination of all of the various categories of awards that are authorized under the Incentive Plan and may condition the grant of awards on the surrender or deferral by the participant of the participant's right to receive a cash bonus or other compensation otherwise payable by the Company to the participant.

     The Incentive Plan may be amended from time to time by the Committee, but without further approval by the stockholders of the Company no such amendment may cause the Incentive Plan to cease to satisfy any applicable condition of Rule 16b-3 or cause any award under the Incentive Plan to cease to qualify for any applicable exception to Section 162(m) of the Code.

     Federal Income Tax Consequences. The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Incentive Plan based on federal income tax laws in effect on the date of the Company's initial public offering. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     In general, (i) no income will be recognized by an optionee at the time a nonqualified Option Right is granted, (ii) at the time of exercise of a nonqualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise and (iii) at the time of sale of shares acquired pursuant to the exercise of a nonqualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If shares of Common Stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss. If shares of Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term gain (or loss) depending on the holding period.

     In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer or director to suit under
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under Section 16(b) of the Exchange Act, but not longer than six months.

     To the extent that a participant recognizes ordinary income in the circumstances described above, the Company will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the Section 162(m) $1.0 million limitation on certain executive compensation and (ii) any applicable reporting obligations are satisfied.

  Other Compensation Plans or Programs

     The Company does not maintain any other compensation plans or programs that apply to the Named Executive Officers, other than broad-based retirement plans.

EMPLOYMENT AGREEMENTS, SEVERANCE AGREEMENTS AND CHANGE-IN-CONTROL AGREEMENTS

     Mr. Teichgraeber has a five-year employment agreement with Cardwell, commencing as of April 17, 1997 and ending as of April 16, 2002. Under the agreement, Mr. Teichgraeber receives an annual base salary of $250,000, subject to review by Cardwell for increase (but not decrease) at the end of each twelve month period. Commencing with the twelve month period ending March 31, 1998, Mr. Teichgraeber also is eligible to receive an annual performance bonus of up to $600,000. The actual amount of such bonus, if any, is determined by the Company in its sole discretion. If a Change in Control (as defined in such agreement) occurs during the term of the agreement and while Mr. Teichgraeber is still employed by Cardwell, Mr. Teichgraeber is eligible to receive a special change in control bonus. The actual amount of such bonus, if any, shall be determined by the Company in its sole discretion. If Mr. Teichgraeber's employment with Cardwell is terminated during the term of the agreement: (i) by Cardwell for Cause (as defined in such agreement) or by Mr. Teichgraeber for any reason other than Good Reason (as defined in such agreement), Mr. Teichgraeber is not entitled to receive any further compensation or benefits under the agreement;
(ii) by Cardwell for any reason other than Cause or Disability (as defined in such agreement), Mr. Teichgraeber is entitled to receive a lump sum payment equal to his then-current base salary for the remainder of the term of the agreement; or (iii) as a result of his death or by Cardwell as a result of his Disability, Mr. Teichgraeber is entitled to receive payments equal to his then-current base salary (less any applicable disability benefits) for a period of six months. Finally, during the period ending on the later of the effective date of the termination of Mr. Teichgraeber's employment with Cardwell or the last day of the term of the agreement, Mr. Teichgraeber is prohibited from engaging in Competitive Activity (as defined in such agreement) with the Company, and is prohibited from soliciting any employee of the Company or any of its affiliates to terminate employment.

     No other Named Executive Officer has an employment agreement, severance agreement or change-in-control agreement with the Company or any affiliate.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CORPORATE CONSOLIDATION

     On October 14, 1997, the Company and its then sole stockholder, Energy Services International Ltd. ("ESI"), merged pursuant to Section 253 of the Delaware General Corporation Law (the "Merger"), and ESI, as the surviving entity, changed its name to IRI International Corporation. As a result of the Merger, the stockholders of ESI became the stockholders of the Company, the number of issued and outstanding shares of Common Stock was increased to 30,000,000 and all issued and outstanding shares of the Company's preferred stock (including all accrued and unpaid dividends thereon) and all shares of treasury stock were canceled.

OTHER TRANSACTIONS

     During the three month period ended March 31, 1997, the Company paid ESI approximately $450,000 to reimburse ESI for certain administrative service costs (compensation and related expenses) paid by ESI on behalf of the Company for services rendered between September 20, 1994 and March 31, 1997.

     At December 31, 1996, the Company was owed $158,000 by an affiliate for services rendered by Company personnel to the affiliate during 1996. Payment was received in July 1997, and no further services have been rendered.

REGISTRATION RIGHTS AGREEMENT

     In November 1997, the Company entered into a registration rights agreement with each of the stockholders who held Common Stock prior to the Company's initial public offering (the "Registration Rights Agreement"). The Registration Rights Agreement provides for demand registration rights pursuant to which, upon the request of a holder or holders (the "Requesting Holders") who are affiliates of the Company or who own at least 10% of the shares of Common Stock subject to such agreement (the "Registrable Securities"), the Company will file a registration statement under the Securities Act to register Registrable Securities held by the Requesting Holder and any other stockholders holding Registrable Securities, provided that at least 10% of the number of shares of Registrable Securities or aggregate principal amount of Registrable Securities outstanding at such time is requested to be registered. In addition, subject to certain conditions and limitations, the Registration Rights Agreement will provide that holders of Registrable Securities may participate in any registration by the Company of its shares of Common Stock in an underwritten offering. The Registration Rights conferred by the Registration Rights Agreement are transferable to transferees of the Registrable Securities covered thereby.

     Under the Registration Rights Agreement, the Company is required to pay all the costs associated with such an offer other than underwriting discounts and commissions and transfer taxes attributable to the Registrable Securities sold. In addition, the Company will indemnify the Requesting Holders, and the Requesting Holders will indemnify the Company, against certain liabilities in respect of any registration statement or offering covered by the Registration Rights Agreement.

INDEMNIFICATION AGREEMENTS

     In November 1997, the Company entered into an indemnification agreement (each, an "Indemnification Agreement") with each of its directors and executive officers (each, an "Indemnitee"). Each Indemnification Agreement will provide that the Company will indemnify each Indemnitee when he or she is involved in any manner or is threatened to be involved in any proceeding (i) by reason of the fact he or she is or was or had agreed to become a director or officer of the Company, or is or was serving or had agreed to serve at the request of the Company as a director, officer, employee or agent of another entity, or by reason of any action alleged to have been taken or omitted in such capacity, against all liabilities actually incurred by the Indemnitee in connection therewith so long as the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful or (ii) by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was or had agreed to become a director or officer of the Company, or is or was serving or had agreed to serve at the request of the Company as a director, officer, employee or agent of another entity, against all liabilities actually incurred by the Indemnitee in connection therewith so long as he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, except no indemnification will be made if the Indemnitee is adjudged to be liable to the Company, unless and only to the extent a proper court determines that despite the adjudication of liability the Indemnitee is entitled to indemnity.

     The Company has agreed to indemnify each Indemnitee against liabilities arising from the Indemnitee's alleged or actual negligence or breach of duty or misstatement made, or acquiesced to, in his or her capacity as an officer or director of the Company, or while serving at the request of the Company as a director, officer, employee or agent of another entity.

     In the event the Company disputes an Indemnitee's right to indemnification under an Indemnification Agreement, the Company has agreed to pay all expenses relating to the Indemnitee's enforcement of its rights under his or her Indemnification Agreement.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee (defined as the "Committee" for purposes of this discussion) is required by the Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

THE COMMITTEE'S FUNCTION

     The Committee has responsibility for: (i) reviewing and approving recommendations of the Chairman of the Board as to appropriate compensation of the Company's principal executive officers, including the Named Executive Officers, (ii) examining periodically the general compensation structure of the Company and (iii) supervising the welfare, pension and compensation plans of the Company. The Committee consists of Dr. David, the Committee's Chairman, and Mr. West, each of whom are independent, non-employee directors of the Company.

1997 EXECUTIVE COMPENSATION

     The Company's executive compensation program is designed with a goal of fairly compensating executives for their performance and contribution to the Company's financial results, as well as providing incentives to attract and retain key executives, instill a long-term commitment to the Company and develop a pride and sense of ownership, all in a manner consistent with stockholder interests. Generally, for fiscal 1997, each executive (other than the Chairman of the Board) received a compensation package comprised of three elements: (i) base salary, (ii) annual bonus and (iii) stock options granted pursuant to the Incentive Plan. Each of the foregoing three elements is reviewed annually and adjusted in light of the Company's financial and operational performance for the year, including the attainment of a predetermined financial plan and the individual executive's contribution to that performance. In addition, the compensation practices and performances of other corporations which are most likely to compete with the Company for services of executive officers are considered.

     The Company's executive compensation program for the Chairman of the Board and the other five most highly compensated executive officers in fiscal 1997 is shown in the Summary Compensation Table and a summary of the terms of the Incentive Plan is provided under "Incentive Plan."

     During fiscal 1997, the Chairman of the Board's compensation consisted exclusively of a grant of stock options pursuant to the Incentive Plan. The Committee views this non-cash based compensation approach for the Chairman of the Board as a method of further aligning the Chairman of the Board's long-term interests with those of stockholders. In determining the number of stock options granted to the Chairman of the Board in 1997, the Committee evaluated the recent financial performance of the Company and Mr. Ansary's performance as an executive, including his contributions to the Company. Under Mr. Ansary's leadership in 1997, the Company completed two significant acquisitions, consummated an initial public offering and experienced four quarters of record revenues.

     Each of the Named Executive Officers in fiscal 1997 received grants of stock options under the Incentive Plan. These awards were primarily in consideration of the executive officers' assistance with the acquisitions completed in 1997 and the Company's initial public offering. These awards were not designed as part of the Company's overall executive compensation program and were not regarded by the Committee as such, except that continued employment with the Company or one of its affiliates is a condition to the exercise thereof.

     Mr. Teichgraeber, the President and Chief Operating Officer of Cardwell, was compensated pursuant to the terms of his employment agreement. See "Employment Agreements."

1998 EXECUTIVE COMPENSATION

     During 1998, the Company's executive compensation program will be similar to its 1997 executive compensation, with similar goals to be attained and procedures to be utilized by the Committee in the determination of such compensation. In fiscal 1998, however, Mr. Ansary, in his capacity as Chairman of the Board, will receive an annual salary of $900,000 and a cash bonus. The cash bonus will equal four percent of the pretax income of the Company for the 12-month period ending December 31, 1998. In deciding upon Mr. Ansary's compensation for fiscal 1998, the Committee considered (i) the Company's meeting of financial and operational goals for 1997, (ii) the Company's successful initial public offering under his direction and (iii) Mr. Ansary's leadership during a period of rapid growth.

     An additional four percent of the Company's pretax income for such 12-month period ending December 31, 1998 will be available to be paid in the form of cash bonuses to employees of the Company upon the recommendation of the Chairman of the Board of the Company and upon the approval thereof by the Committee. The Committee determined that the addition of these cash bonuses to employees will better serve the goals and objectives the Committee seeks to attain when setting executive compensation than did the executive compensation program for fiscal 1997.

     As of March 17, 1998, under the Incentive Plan, the Committee granted 1,933,000 stock options to the Grantees in same amounts as were granted to each of them on October 14, 1997. The stock options granted to each such director, executive and employee are exercisable cumulatively to the extent of one-third of the shares of Common Stock covered thereby on the date of grant, one-third of the shares of Common Stock covered thereby on the first anniversary of the date of grant, and one-third of the shares of Common Stock covered thereby on the second anniversary of the date of grant, for so long as the executive remains in continuous employment with the Company or one of its affiliates. The options become immediately exercisable upon the death or disability. If any "person" or "group," within the meaning of Sections 13(d) and 14(d) of the Exchange Act acquires 20% or more of the then issued and outstanding Common Stock and as a result of such acquisition becomes the largest stockholder of the Company, and within 24 months thereafter a Grantee is terminated involuntarily without cause (a performance-based termination being understood not to be without cause) or is constructively terminated involuntarily without cause (i.e., there is a material decrease in the compensation of the Grantee from his or her compensation immediately prior to such acquisition), then all of the stock options granted to such Grantee will become immediately exercisable. The stock options have a ten-year term and have an exercise price equal to the closing price of the Common Stock on March 17, 1998.

     The executive compensation program for fiscal 1998 is subject to amendment or modification by the Company during fiscal 1998 as the Committee considers reasonable and appropriate.

POLICY WITH RESPECT TO SECTION 162(m)

     Section 162(m) of the Internal Revenue Code limits the tax deduction that the Company or its subsidiaries can take with respect to the compensation of certain executive officers, unless the compensation is "performance based." For compensation to be performance based, it must meet certain criteria, including being based on pre-determined objective standards approved by the stockholders of the Company. The Committee intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future. The Committee has been advised that none of the Company's executive officers have received compensation in fiscal 1997 that will result in the loss of a corporate federal income tax deduction under Section 162(m). In connection with future executive compensation determinations, including those for fiscal 1998, the Company intends to take into account the extent to which such compensation will be deductible for federal income tax purposes, together with such other factors as may be deemed pertinent under the circumstances.

COMPENSATION COMMITTEE

Dr. Philip David
J. Robinson West

                            SHARE PERFORMANCE GRAPH

     The following line graph shows the cumulative total stockholder return on the Common Stock from November 14, 1997, the first trading day after the date it was registered under the Exchange Act, to December 31, 1997, and compares it with the cumulative total return over the same period of the S & P 500 Index and to a self-constructed peer group of similar companies in the oilfield service industry (which consists of Cooper Cameron Corporation, National-Oilwell, Inc., Tesco Corporation, Tuboscope Inc. and Varco International, Inc.). The graph assumes a $100 investment in Common Stock based on the initial per share price to the public of $18.00 and in each index at November 14, 1997, and that all dividends were reinvested. Peer group returns are based on the market capitalization of each individual company within the peer group at the beginning of the comparison period.

        Measurement Period          IRI International
      (Fiscal Year Covered)            Corporation          S & P 500          Peer Group
14-Nov-97                                  100                 100                 100
31-Dec-97                                   78                 106                  81

                       CERTAIN FORWARD LOOKING STATEMENTS

     This Proxy Statement (including the documents incorporated by reference herein) contains certain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and information relating to the Company that are based on the beliefs of the management of the Company, as well as assumptions made by and information currently available to the management of the Company. When used in this Proxy Statement, the words "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions relating to the operations and results of operations of the Company and the success of the Company's business plan, including as a result of the availability, terms and cost of capital resources; competitive factors and pricing pressures; general economic conditions; the failure of market demand for the types of entertainment opportunities the Company provides or plans to provide in the future and for family entertainment in general to the commensurate with management's expectations or past experience impact of present and future laws; ongoing need for capital improvements; changes in operating expenses; adverse changes in governmental rules or policies; changes in demographics and other factors. Should one or more of these assumptions prove incorrect, actual results for outcomes may vary materially from those described herein as anticipated, believed, estimated, expected or intended. Accordingly, stockholders are cautioned not to place undue reliance on such forward-looking statements.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file with the Commission periodic reports and other information relating to its business, financial condition and other matters. The Company is required to disclose in such reports certain information, as of particular dates, concerning the Company's operating results and financial condition, its officers and directors, the principal holders of the Company's securities, any material interests of such persons in transactions with the Company and other matters. These reports and other informational filings required by the Exchange Act should be available for inspection at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and also should be available for inspection and copying at the regional offices of the Commission located at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60611 and 7 World Trade Center, 13th Floor, New York, New York 10048. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy and information statements and other information may be found on the Commission's Web site address, http://www.sec.gov. Copies of such material may be obtained by mail, upon payment of the Commission's customary fees, from the Commission's principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock is listed on the NYSE under the symbol "IIR," and such reports, proxy statements and other information concerning the Company are available for inspection at the offices of the NYSE at 20 Broad Street, New York, New York 10005.

     A COPY OF THE COMPANY'S 1997 FORM 10-K ANNUAL REPORT, AS AMENDED, IS AVAILABLE, WITHOUT CHARGE, TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER OF CAPITAL STOCK OF THE COMPANY, TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO IRI INTERNATIONAL CORPORATION, 1000 LOUISIANA, SUITE 5900, HOUSTON, TEXAS, 77002, ATTENTION: SECRETARY (TELEPHONE NUMBER (713) 651-8002). IN ORDER TO ENSURE DELIVERY OF THE DOCUMENTS PRIOR TO THE ANNUAL MEETING, REQUESTS SHOULD BE RECEIVED BY JUNE 12, 1998.

May 29, 1998

                         IRI INTERNATIONAL CORPORATION
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 25, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints, as proxies for the undersigned, HUSHANG ANSARY and ABDALLAH ANDRAWOS, or any one of them, with full power of substitution, to vote all shares of the capital stock of IRI International Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 1000 Louisiana, Suite 5900, Houston, Texas 77002, on June 25, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting and any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW AND ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATIONS ARE MADE, THE PROXIES WILL BE VOTED FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSAL 2.

A VOTE FOR EACH NOMINEE AND FOR PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

1. Election of Directors (check one box only)
  [ ] FOR EACH NOMINEE LISTED BELOW

     (except as marked to the contrary below):

                                               [ ] WITHHOLD AUTHORITY

                                               to vote for all nominees listed
                                        below:

      HUSHANG ANSARY, DANIEL G. MORIARTY, ABDALLAH ANDRAWOS, NINA ANSARY, FRANK C. CARLUCCI, DR. PHILIP DAVID, MUNAWAR H. HIDAYATALLAH, RICHARD D.
                                 HIGGINBOTHAM,
   JOHN D. MACOMBER, EDWARD L. PALMER, STEPHEN J. SOLARZ, GARY W. STRATULATE,
      ARTHUR C. TEICHGRAEBER, ALEXANDER B. TROWBRIDGE and J. ROBINSON WEST

    (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, CIRCLE THAT
                       NOMINEE'S NAME IN THE ABOVE LIST)

                  (continued and to be signed on reverse side)

2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1998.

  [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

                                                Dated:

                                              -------------------------------- ,
                                                1998

                                                --------------------------------
                                                   (SIGNATURE OF STOCKHOLDER)

                                                --------------------------------
                                                   (SIGNATURE OF STOCKHOLDER)

                                                NOTE: Please sign your name or
                                                names exactly as set forth
                                                hereon. For jointly owned
                                                shares, each owner should sign.
                                                If signing as attorney,
                                                executor, administrator, trustee
                                                or guardian, please indicate the
                                                capacity in which you are
                                                acting. Proxies executed by
                                                corporations should be signed by
                                                a duly authorized officer and
                                                should bear the corporate seal.

              PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY
           IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED
                             IN THE UNITED STATES.